Exhibit No. 1
Headway Corporate Resources, Inc.
Form 8-K dated September 29, 1997
File No. 0-23170

                    ASSET PURCHASE AGREEMENT

      AGREEMENT, dated as of September 29, 1997, among HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation ("Headway"), IRENE COHEN TEMPS, INC., a New York corporation ("Buyer"), QUALITY OUTSOURCING, INC., a New Jersey corporation ("Seller"), GEORGE J. BURT ("Burt"), RICHARD E. GAUDY ("Gaudy") and PETER F. NOTARO ("Notaro"; Burt, Gaudy and Notaro are sometimes collectively referred to as the "Stockholders" and each, individually, as a "Stockholder").

                      W I T N E S S E T H:

      WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the assets and business of Seller specified in this Agreement;

     NOW, THEREFORE, the parties agree as follows:

     1.   Purchase and Sale of the Acquired Assets.

      1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and agreements set forth herein, at the Closing (as defined in Section 2), Seller shall sell, convey, transfer, assign and put Buyer into possession of, and Buyer shall purchase from Seller, effective as of the Closing Date (as defined in
Section 2), all of Seller's right, title and interest in and to all of the assets of Seller of every kind, tangible and
intangible,   wherever  located,  excepting  only  those   assets
specifically excluded in Section 1.2, and including, without limitation:

      (a) the office furniture, equipment and computers of Seller listed in Schedule 1.1.A;

      (b)  all computer software, programs and databases owned by
Seller   and  Seller's  interest  in  any  transferable  computer
software licensed by it from others;

     (c)  all office supplies owned by Seller;

      (d) the client agreements and arrangements of Seller set forth in Schedule 1.1.B.;

      (e) the equipment leases and other agreements, contracts and instruments of Seller listed in Schedule 1.1.C;

      (f) all rights of Seller with respect to any of Seller's temporary, permanent or "payrolled" (as that term is defined in
Section 1.3(g)) personnel (including, without limitation, "self-incorporated" personnel who are placed or provided by Seller through corporations or other entities of which it is a shareholder or other owner);

      (g) the names "Quality OutSourcing, Inc." and "QOS" , all assumed names, logos, trademarks, service marks, domain names, trade names and copyrights and registrations and applications for registration of any of them, and any other intellectual property rights of Seller, all of which are listed in Schedule 1.1.D;

      (h) originals or true copies of all books and records of Seller pertaining to the assets referred to in subparagraphs (a) through (g) above, as appropriate, including customer lists and credit files, and all those pertaining to Seller's employees who are hired by Buyer pursuant to Section 9.3;

     (i)  all permits, licenses, approvals and other governmental
authorizations   relating   to  Seller's   business   which   are
transferable to Buyer, all of which are listed in Schedule 1.1.E;

      (j) any other assets not referred to in Section 1.2, including, without limitation, telephone and facsimile numbers, internet and e-mail addresses, which are used by Seller in connection with its business ("Seller's Business") of the placement or provision of temporary, permanent or payrolled personnel (including, without limitation, self-incorporated personnel); and

     (k)  the good will pertaining to Seller's Business;

all as the same exist on the date hereof and shall exist on the Closing Date, subject only to changes occurring in the ordinary course of business of Seller. All such assets to be acquired are referred to together as the "Acquired Assets".

      1.2 Excluded Assets. The following assets of Seller are excluded from the Acquired Assets: (a) the consideration payable to Seller by Buyer, (b) any cash, bank deposits, certificates of deposit, marketable securities, notes, drafts, checks or other cash equivalents or similar instruments owned by Seller, (c) Seller's investment in Cartronics and All Star Cards, (d) Seller's accounts receivable and any amounts accrued by Seller for services rendered prior to the Closing Date, but which have not been billed as of the Closing Date (the "Accruals"), (e) all claims and rights of Seller to any federal, state or local refunds, credits, rebates, claims, repayments or benefits of Taxes (as defined in Section 6.14), (f) any loans receivable of Seller, (g) any refundable portions of paid insurance premiums and prepaid federal, state or local income taxes, (h) Seller's interest in any life insurance policies maintained by Seller on the life of any employee, (i) any security deposits, advance deposits, prepayments, premium rebates or refunds, (j) any treasury stock held by Seller, (k) the corporate stock certificate books, ledger books, minute books and similar corporate records of Seller, (l)Seller's tax records and any books and records which Seller shall be required to retain pursuant to any applicable law, rule or regulation (provided, that at Buyer's request and expense, Seller shall provide Buyer with copies of any record or document retained by Seller and, similarly, Buyer, at Seller's request and expense, shall provide Seller with copies of any record or document transferred to Buyer hereunder), (m) all records and correspondence relating to the foregoing excluded assets, (n) all items of a personal nature, such as mementos, pictures and plaques, (o) all assets of Seller relating to Seller's banking business, which Buyer and Headway acknowledge have been sold to another party and (p) Seller's telephone system, Sharp copier and facsimile leases and the agreements and arrangements set forth in Schedule 1.2.

     1.3  Purchase Price.

      (a) As consideration for the sale, conveyance, transfer, assignment and delivery to Buyer of the Acquired Assets, Buyer shall pay to Seller a purchase price (the "Purchase Price") determined as follows:

     (i)  $795,000 payable in cash on the Closing Date;

      (ii) an advance (the "Advance") in the amount of $140,000 payable in cash on the Closing Date, which shall be used by Seller for the purposes specified in Section 9.4; and

      (iii) the Earnout on the Earnout Payment Dates (as such terms are defined in Sections 1.3(b) and (d), respectively).

All amounts payable by Buyer pursuant to Sections 1.3(a) and 1.3(b) shall be paid by wire transfer in immediately available funds to accounts designated by Seller to Buyer not later than two business days prior to the scheduled date of such payment.

      (b) Each of the twelve-month periods ending September 30, 1998 and September 30, 1999 is referred to as an "Earnout Period". During each Earnout Period, Buyer shall operate Seller's Business as a separate profit center. Buyer shall pay to Seller an amount for each Earnout Period (each, an "Earnout") as follows:

      (i) On October 31, 1998, an amount equal to (A) 75% of 1.5 times the EBITA of Seller's Business for the Earnout Period ended September 30, 1998 (as determined based on the financial information available as of such payment date) less (B) the Advance.

      (ii) On January 15, 1999, an amount equal to (A) 1.5 times the EBITA of Seller's Business for the Earnout Period ended September 30, 1998 (as determined based on the financial information available as of such payment date) less (B) (I) the Earnout, if any, paid by Buyer pursuant to clause (i) above and
(II) the Advance.

     (iii) On December 31, 1999, an amount equal to 2.0 times the EBITA of Seller's Business for the Earnout Period ended
September 30, 1999.

The calculation of the Earnout for the second Earnout Period shall be cumulative. To the extent that the EBITA for the first Earnout Period is negative (that is, less than zero), the amount of such negative EBITA shall be subtracted from any positive EBITA for the second Earnout Period before the Earnout, if any, for such Earnout Period is calculated. The fact that EBITA is negative for either Earnout Period shall not result in any liability by Seller or the Stockholders to Buyer; provided, however, that Seller and the Stockholders, jointly and severally, shall be liable for the repayment of the Advance on January 15, 1999 to the extent the Advance has not been repaid pursuant to the Earnouts set forth in clauses (i) and (ii) above and such repayment shall reduce any negative EBITA as of such date by the amount of the Advance repaid. Seller agrees that Chris DeCristoforo ("DeCristoforo") shall be entitled to receive, for each Earnout Period, 1% of the EBITA up to $800,000 of EBITA and 2% of the EBITA in excess of such amount, and each of William D. Finn ("Finn") and Dan Donahue shall be entitled to receive 2% of the Earnout.

      (c) For the purposes of this Agreement, "EBITA" means, for an Earnout Period, "Net Income" (as defined below) without deductions for (i) interest expense, (ii) provisions for income taxes and (iii) amortization of goodwill and other intangible assets resulting from Buyer's purchase of Seller. Net Income shall exclude revenues and expenses attributable to acquisitions by Buyer of at least a majority of the stock, or substantially all of the assets of, other entities after the Closing Date.

      "Net Income" means the net income (or loss) of Buyer for an Earnout Period attributable to its operation of Seller's Business in accordance with generally accepted accounting principles applied on a basis consistent with the Financial Statements (as defined in Section 3.7) and on an accrual basis. The calculation of Net Income shall take into account the following expenses to the extent incurred in the ordinary course of the Business: (i) reasonable wage, salary and commission expense of all temporary, payrolled and full-time employees of Buyer directly associated with Seller's Business, including salary and other compensation paid to DeCristoforo; (ii) reasonable travel and entertainment expenses incurred by the employees directly associated with Seller's Business; (iii) bonuses paid to the employees directly associated with Seller's Business and acceptable to DeCristoforo;
(iv) all amounts attributable to FICA and any other federal, state and local taxes paid by Buyer on behalf of the employees directly associated with Seller's Business; (v) all unemployment insurance premiums, medical and disability coverage and any other benefits provided by Buyer to the employees directly associated with Seller's Business; (vi) the direct general and administrative expenses of Seller's Business approved by DeCristoforo (or his successor), including without limitation, direct office supplies and equipment, marketing materials, advertising and other expenses of a similar nature, provided that Buyer shall consult with the Stockholders prior to hiring any new marketing, recruiting or development personnel directly pertaining to Seller's Business and prior to making any single expenditure greater than $25,000 not included in the operating or capital expenditure budgets delivered to Headway Corporate Staffing Services, Inc. ("HCSSI") pursuant to Section 9.2; (vii) reasonable sales commissions; (viii) any fall-offs, rebates, discounts, offsets or concessions granted by Buyer to clients of Seller's Business consistent with the past practice of Seller and any reserves (excluding general reserves) or write-offs for bad debts; (ix) any expenses reasonably and necessarily incurred by Headway, Buyer or any other subsidiary of Headway in connection with the transition of the operation of Seller's Business to Buyer as part of the Headway group of companies, including, without limitation, expenses for the licencing, installation and implementation of the third party accounting and operating software used by Headway, development and programming services necessary to make Seller's software compatible with the software systems used by the Headway group of companies and acquisition of related computer hardware, limited to a maximum amount of actual costs incurred or $15,000, whichever is less, for the Earnout Period ended September 30, 1998; and (x) the allocation of overhead by Headway and Buyer to Seller's Business in connection with the operation of the same, including without limitation, general and administrative expenses (including administrative support for DeCristoforo), accounting services, rent (including rent for billable employees currently located in the Ramsey, New Jersey office), management oversight, telephone, facsimile, general office supplies and equipment, insurance, utilities and other expenses of a similar nature, which overhead allocation shall be $80,000 for the Earnout Period ended September 30, 1998 and $100,000 for the Earnout Period ended September 30, 1999.

     (d) Each of October 31, 1998, January 15, 1999 and December 31, 1999 is referred to as an "Earnout Payment Date". If any such day is not a business day, the Earnout Payment Date shall be the next succeeding business day. If, as of the close of business on the day prior to any Earnout Payment Date other than the October 31, 1998 Earnout Payment Date, any account receivable included as income in the calculation of Net Income has not been fully collected, the uncollected amount of such account receivable shall be deducted from Net Income and EBITA and the Earnout shall be reduced accordingly. If such account receivable is thereafter collected after the Earnout Payment Date, Buyer shall pay Seller and the Stockholders the amount by which such Earnout had been reduced in respect of such account receivable, net of any direct collection costs and net of an interest charge for any account receivable paid more than 90 days after the date of invoice (a "Restoration Amount"), with the interest rate determined by reference to the interest rate then in effect for Eurodollar Loans under the Credit Agreement (as defined in
Section 3.10), provided that, with respect to the Earnout Payment Date for the Earnout Period ended September 30, 1999, Buyer shall be obligated to pay Seller and the Stockholders a Restoration Amount with respect to any such account receivable only if such account receivable is collected by June 30, 2000. Seller shall have the right to institute collection proceedings with respect to any such account receivable not collected by that date, but shall notify Buyer of any such action not less that five days before it is instituted.

      (e) Each Earnout payment shall be accompanied by a certificate from the Chief Operating Officer of Headway setting forth (i) a detailed itemization of EBITA for the applicable Earnout Period and (ii) the calculation of the payment due to Seller. The Chief Operating Officer of Headway shall certify that such computations are accurate and have been prepared in accordance with Section 1.3 of this Agreement. Headway and Buyer shall prepare and maintain, in accordance with generally accepted accounting principles, complete and accurate records from which the computation of EBITA shall be made.

      (f) If Buyer shall fail to pay to Seller, when due, all or any part of an Earnout, other than as a result of a set off pursuant to Section 12.6 which has been deposited into escrow or as a result of a bona fide dispute between the parties as to the amount of any such Earnout, interest on any such unpaid amount shall accrue at the rate of 1% per month until such amount has been paid in full; provided, however, that, to the extent that Buyer is required to pay all or part of the amount of an Earnout that is the subject of a bona fide dispute, such payment shall bear interest at the rate of 1% per month from the date when originally due until the date of payment.

      (g) For the purposes of this Agreement, "payrolled" personnel means (i) those employees of Headway, Buyer or Seller, as the case may be, who are hired by Headway, Buyer or Seller on behalf of a client and are considered as full-time "permanent" employees of such client, but whose compensation is paid by Headway, Buyer or Seller or (ii) those employees of Headway, Buyer or Seller who are considered to be payrolled employees under industry practice or understanding prevailing at the time.

     1.4 Assumption of Liabilities. As additional consideration for the purchase of the Acquired Assets, Buyer shall assume and agree to pay, perform and discharge in full all obligations or liabilities arising on or after the Closing Date relating to the Acquired Assets and, more specifically, under Seller's client agreements and arrangements set forth in Schedule 1.1.B and Seller's equipment leases and other agreements, contracts and instruments set forth in Schedule 1.1.C (the "Assumed Liabilities"), and no others, as and when due, and to indemnify and hold Seller and the Stockholders harmless therefrom.

      1.5 Liabilities Not Assumed. Other than the liabilities referred to in Section 1.4, Buyer shall not assume or be deemed to have assumed any of the liabilities or obligations of Seller of any kind (together, the "Unassumed Liabilities"), including, without limitation:

      (a) any liability claims with respect to the business and affairs of Seller and the acts and omissions of its officers, directors, employees and agents, either before or after the Closing Date;

      (b) any obligation or liability of Seller to any of the Stockholders or any other officer or director of Seller;

       (c)   any  obligation  or  liability  of  Seller  or   any
Stockholder   in   connection  with  any  real  property   lease,
including, without limitation, the lease of the premises located at 6 Arrow Road, Ramsey, New Jersey;

      (d)   any obligation or liability for federal, state, local
or   foreign  income  or  other  taxes  (including  any   related
penalties, fines and interest);

      (e) any obligation or liability arising out of the operation of Seller's business prior to the Closing Date, including any rebates, discounts, offsets or concessions attributable to amounts invoiced to Seller's clients prior to the Closing Date;

      (f) any obligation or liability to Seller's temporary, payrolled or full-time employees for salary, wages or other compensation or benefits, including any with respect to retirement plans and accrued vacation, sick and holiday time and pay, incurred prior to the Closing Date, including any such obligations or liabilities with respect to Finn or as contemplated by Section 9.3 but excluding any obligations set forth in Schedule 1.7;

      (g) any liabilities of Seller with respect to any pension, retirement, savings, profit-sharing or other benefit plans;

      (h) any obligation or liability which is inconsistent with any representation or warranty of Seller or the Stockholders;

     (i) any liability arising out of, and any expenses relating to, any claim, action, dispute or litigation involving Seller;

      (j) any liability of Seller for fines, penalties, damages or other amounts payable to any government or governmental agency or instrumentality; and

       (k)   any  obligation  or  liability  of  Seller  or   the
Stockholders   for  any  expenses  incurred   in   preparing   or
negotiating this Agreement and consummating the transactions contemplated hereunder.

      1.6 Allocation of Purchase Price. Buyer and Seller agree to report this transaction for United States federal income tax purposes in accordance with a written allocation of Purchase Price to be prepared, initialed and mutually agreed to by Buyer and Seller at or before the Closing. Such allocation shall be prepared by allocating to each identifiable tangible asset a portion of the Purchase Price equal to such asset's book value and by allocating the remainder of the Purchase Price to intangible assets and good will.

      1.7 Closing Date Adjustments. On or before the Closing, Buyer and Seller shall determine and agree on, as of the Closing Date, (i) any amounts that Seller may have prepaid for equipment leases included in the Acquired Assets in respect of periods beginning on or after the Closing Date, (ii) any amounts that Seller may have prepaid for sales, use or similar taxes, license fees (exclusive of corporate franchise fees), insurance, services or other expenses relating to the Acquired Assets in respect of periods beginning on or after the Closing Date, (iii) any amounts of the type described in clauses (i) and (ii) in respect of periods prior to the Closing Date which are expected to be billed after the Closing Date and (iv) the amount of any accrued vacation, sick or holiday time or pay as of the Closing Date with respect to temporary, payrolled or full-time employees of Seller retained by Buyer pursuant to Section 9.3 and as set forth in
Schedule 1.7. All amounts relating to periods ending prior to the Closing Date shall be for the account of Seller, and all amounts relating to periods beginning on or after the Closing Date shall be for the account of Buyer. The respective amounts shall be netted against each other at the Closing. If the result is an amount owing to Seller, Buyer shall pay such amount to Seller at the Closing. If the result is an amount owing to Buyer, Seller shall pay such amount to Buyer. In additional to the foregoing, on the Closing Date, Buyer agrees to reimburse Seller for all security deposits under leases acquired as part of the Acquired Assets.

      1.8 Nonassignable Contracts. Nothing in this Agreement shall be construed as an attempt to assign any contract which is by law nonassignable without the consent of any other party thereto unless and until such consent is given.

      2. Closing. The consummation of the purchase and sale of the Acquired Assets (the "Closing") shall take place at 10:00 a.m. on September 29, 1997, at the offices of Christy & Viener, 620 Fifth Avenue, New York, New York 10020, or at such other time, date and place as the parties may agree (the "Closing Date"). The effective date of this transaction shall be the close of business on September 26, 1997.

       3.     Conditions  to  the  Obligations  of  Buyer.    The
obligations  of  Buyer  under  Section  1  are  subject  to   the
satisfaction, on or before the Closing Date, of the following conditions:

      3.1 Due Performance. Seller and the Stockholders shall have in all material respects fully performed and complied with all agreements and conditions required under this Agreement to be performed or complied with by it or them on or prior to the Closing Date.

      3.2 Accuracy of Representations and Warranties. All representations and warranties of Seller and the Stockholders set forth in Section 6 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

      3.3 Certificate. Buyer shall have received a certificate from each of Seller and the Stockholders to the effect set forth in Sections 3.1 and 3.2.

      3.4  DeCristoforo Employment Agreement.  Buyer, Headway and
DeCristoforo shall have entered into an Employment Agreement in a
form   satisfactory   to  all  such  parties   (the   "Employment
Agreement").

      3.5   Finn  Non-Competition Agreement.  Buyer, Headway  and
Finn shall have entered into a Non-Competition Agreement in a form satisfactory to all such parties (the "Non-Competition
Agreement").

      3.6 Related Instruments. Seller shall have executed and delivered to Buyer a General Bill of Sale in customary form with respect to the Acquired Assets, as well as such other instruments of assignment with respect to specific Acquired Assets as Buyer shall reasonably request.

      3.7   Financial  Statements.  Seller and  the  Stockholders
shall have prepared and delivered to Buyer and Headway (i) audited financial statements for the fiscal year ended December 31, 1996 (the "Audited Financial Statements"), (ii) unaudited financial statements as of and for the nine-month period ended September 30, 1996 (the "Unaudited Financial Statements"), (iii) income statements as of and for the three-month periods ended March 31, 1997 and June 30, 1997 (the "Income Statements") and
(iv) an income statement as of and for the twelve-month period ended June 30, 1997, as adjusted for non-recurring expense (the "Adjusted Income Statement"). The Audited Financial Statements, the Unaudited Financial Statements, the Income Statements and the Adjusted Income Statements being collectively referred to as the "Financial Statements". The Income Statements and the Adjusted Income Statement shall be broken out between the business of Seller being acquired pursuant to this Agreement and the other businesses of Seller. The Financial Statements shall be prepared at the expense of Seller and the Stockholders (except for the December 31, 1995 Audited Financial Statements, which shall be at the expense of Buyer and Headway) in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented and on an accrual basis. The Financial Statements shall be delivered to Buyer and Headway by no later than two weeks prior to the Closing Date.

     3.8 Legal Opinion. Buyer shall have received an opinion of Messrs. McBreen, McBreen & Kopko, counsel for Seller and the Stockholders, dated the Closing Date, reasonably satisfactory in form and substance to counsel for Buyer and covering the matters set forth in Sections 6.1 (exclusive of the last sentence thereof), 6.2, 6.3, 6.4(a) and 6.8.

      3.9 Payoff Letter. Buyer shall have received an original, signed Payoff Letter from Bank of New York ("BONY") to Seller and original, signed Form UCC-3's releasing all liens held by BONY on the Acquired Assets (to be held in escrow pending the Closing and simultaneous payoff of said indebtedness), with respect to Seller's secured line of credit facility with BONY.

      3.10 Corporate Action. Buyer shall have received copies, certified, by the Secretary of Seller, of resolutions of Seller's Board of Directors and the Stockholders approving the execution of this Agreement and the consummation of the transactions contemplated hereby.

      3.11  No Adverse Change.  There shall have been no material
adverse  change  in  the  business,  results  of  operations   or
financial condition of Seller since December 31, 1996.

     3.12 Consents and Governmental Approvals. Headway and Buyer shall have received any material consents of third parties, and any authorizations, orders, grants, consents, permits and approvals of all relevant governmental authorities, required in connection with the consummation of the transactions contemplated under this Agreement, without the imposition of any materially burdensome conditions or restrictions, which shall continue to be in full force and effect on the Closing Date, including the consent or waiver of International Nederlanden (U.S.) Capital Corporation ("ING") under the Credit Agreement, dated as of May 31, 1996, as amended (the "Credit Agreement"), by and among Headway, as Borrower, the various lenders parties thereto, and ING, as Agent.

      3.13 No Claims. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties which, if adversely determined, might (i) prevent or hinder consummation of the transactions contemplated by this Agreement, (ii) result in the payment of substantial damages by Buyer or Headway as a result of the transactions contemplated hereby or (iii) materially and adversely affect the business or assets of Seller, Buyer or Headway.

      4.    Conditions  to  the Obligations  of  Seller  and  the
Stockholders.   The  obligations of Seller and  the  Stockholders
under Section 1 are subject to the satisfaction, on or before the Closing Date, of the following conditions:

      4.1  Due Performance.  Headway and Buyer shall have in  all material respects fully performed and complied with all agreements and conditions required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

      4.2 Accuracy of Representations and Warranties. All representations and warranties of Headway and Buyer set forth in
Section 7 of this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

      4.3 Certificate. Seller and the Stockholders shall have received a certificate from each of Buyer and Headway to the effect set forth in Sections 4.1 and 4.2.

      4.4 Related Instruments. Buyer shall have executed and delivered to Seller a General Instrument of Assumption in customary form with respect to the Assumed Liabilities, as well as such other instruments of assumption with respect to specific Assumed Liabilities as Seller shall reasonably request.

      4.5 Headway Guarantee. Headway shall have executed and delivered to Seller and the Stockholders an unconditional Guarantee (of payment not collection) of Buyer's obligations under this Agreement, in such form as shall reasonably be requested by Seller (the "Headway Guarantee").

      4.6 Legal Opinion. Seller and the Stockholders shall have received an opinion of Messrs. Christy & Viener, counsel for Buyer and Headway, dated the Closing Date, reasonably satisfactory in form and substance to counsel for Seller and the Stockholders and covering the matters set forth in Sections 7.1 (exclusive of the last sentence thereof), 7.2, 7.3, 7.4 (a) and 7.6.

      4.7   ING  Letter.   Buyer and Headway  shall  execute  and
deliver a letter to Seller and the Stockholders regarding the amount of the term loan commitment under the Credit Agreement required to be reserved for payment of the Earnout.

      4.8 Corporate Action. Seller and the Stockholders shall have received copies, certified by the Secretaries of Buyer and Headway, of resolutions of Buyer's and Headway's respective Boards of Directors approving the execution of this Agreement, the Employment Agreement and the Non-Competition Agreement and the consummation of the transactions contemplated hereby and thereby.

      4.9 Consents and Governmental Approvals. Seller and the Stockholders shall have received any material consents of third parties, and any authorizations, orders, grants, consents, permits and approvals of all relevant governmental authorities, required in connection with the consummation of the transactions contemplated under this Agreement, without the imposition of any materially burdensome conditions or restrictions, which shall continue to be in full force and effect on the Closing Date, including the consent of International Business Machines Corporation ("IBM") to the assignment by Seller of its rights and obligations under any agreements between IBM and Seller.

      4.10  No Adverse Change.  There shall have been no material
adverse  change  in  the  business,  results  of  operations   or
financial condition of Headway or Buyer since December 31, 1996.

      4.11 No Claims. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties which, if adversely determined, might (i) prevent or hinder consummation of the transactions contemplated by this Agreement, (ii) result in the payment of substantial damages by Seller or the Stockholders as a result of the transactions contemplated hereby or (iii) materially and adversely affect the business or assets of Seller, Buyer or Headway.

      5. Waiver of Conditions. Each of the parties shall have the right to waive, in whole or in part, any of the conditions to its performance set forth in this Agreement and, on such waiver, the waiving party may proceed with the consummation of the transactions contemplated herein, it being understood that such waiver shall not constitute a waiver of any right which such party may have by reason of the breach by the other party of any representation, warranty or agreement contained herein, or by reason of any misrepresentation made by such other party herein.

      6. Representations and Warranties of Seller and the Stockholders. Seller and, to his best knowledge (except with respect to the representations and warranties set forth in Sections 6.2 or 6.3, which representations and warranties shall be without qualification), each of the Stockholders, jointly and severally (subject to the limitations set forth in Section
12.5(b)), represents and warrants to Buyer and Headway as follows:

      6.1 Due Organization and Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, with full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted or proposed to be conducted. Except as set forth in Schedule 6.1, Seller is qualified to do business and is in good standing as a foreign corporation or foreign limited liability company in each jurisdiction in which the nature of the activities conducted by it or the character of the properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business or the Acquired Assets.

     6.2 Authority; Due Authorization. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Seller has taken all corporate necessary for the execution and delivery by it of this Agreement and for the consummation of the transactions contemplated hereby. Each of the Stockholders has the requisite power and authority to execute and deliver, and has taken all action necessary for the execution and delivery of, this Agreement and for the consummation of the transactions contemplated hereby.

      6.3 Valid Obligation. Assuming the due execution and delivery by Buyer and Headway, this Agreement, when executed and delivered by each of Seller and the Stockholders, shall constitute the valid and binding obligations of each of Seller and the Stockholders, enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

      6.4   No  Conflicts or Defaults.  Except as  set  forth  in
Schedule 6.4, the execution and delivery of this Agreement by Seller and each of the Stockholders and the consummation of the transactions contemplated hereby and thereby, do not and shall not (a) contravene the Certificate of Incorporation or By-Laws of Seller or (b) with or without the giving of notice or the passage of time, (i) materially violate or conflict with, or result in a material breach of, or a material default or loss of rights under, any agreement, lease, mortgage, instrument, permit or license to which Seller is a party and which is included in the Acquired Assets, or to which any of the Acquired Assets are subject, or any judgment, order, decree, law, rule or regulation to which any of the Acquired Assets are subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest on or with respect to any of the Acquired Assets or (iii) terminate or give any party the right to terminate, abandon or refuse to perform any material agreement, arrangement or commitment to which Seller is a party and which is included in the Acquired Assets or to which any of the Acquired Assets are subject.

     6.5 Copies of Charter Documents. Copies of the Certificate of Incorporation and By-Laws of Seller, in each case as amended to the date hereof, have been delivered to Buyer or its representatives and are true and complete copies of such documents as in effect on the date of this Agreement.

      6.6 Capitalization of Seller The Stockholders hold all of the issued and outstanding capital stock of Seller. There are no outstanding options, warrants, rights, conversion rights, preemptive rights, calls, commitments or demands of any character obligating Seller or the Stockholders to issue, sell, redeem or repurchase any capital stock or any other security giving a right to shares of its capital stock, or obligating any of the Stockholders to sell or otherwise dispose of any of its shares of capital stock of Seller.

     6.7 Subsidiaries and Related Parties. Seller's business is conducted entirely by and through Seller. Seller has no direct or indirect subsidiaries, nor are there any other entities which Seller otherwise directly or indirectly controls or in which it has any ownership or other interest. Except as set forth in
Schedule 6.7, none of the Stockholders or any director, member, officer or key employee of Seller or any of their respective affiliates or relatives has any direct or indirect interest (other than an ownership interest of up to 5% of the voting securities of any corporation, the securities of which are publicly-traded) in any assets used in Seller's business or in any corporation, partnership or other entity which (a) competes with Seller, (b) sells or purchases products or services to or from Seller, (c) leases real or personal property to or from Seller or (d) otherwise does business with Seller.

      6.8 Authorizations. Except as set forth in Schedule 6.8, no authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, regulatory entity or official body, and no consent of any other party, is required in connection with the execution, delivery and performance of this Agreement by Seller and the Stockholders.

     6.9  The Acquired Assets.

      (a) Seller has, and on the Closing Date shall have and shall transfer to Buyer, good and marketable title to all of the Acquired Assets, free and clear of all claims, liens, security interests, charges, restrictions and other encumbrances except:
(i) any created pursuant to this Agreement; (ii) any arising under leases of real or personal property to which Seller is a party and which have been specifically disclosed to Buyer; (iii) mechanics' or other liens arising or incurred in the ordinary course of business and which do not interfere materially with the possession, ownership or use of any real or personal property used by Seller; or (iv) as are set forth in Schedule 6.9.

      (b) Set forth in Schedule 6.9 is a list of all real property leased by Seller, with a brief description of the premises. Seller owns no real property.

      (c) To Seller's best knowledge, the office equipment, furniture, computers, computer software and office supplies included in the Acquired Assets are, in all material respects, in good operating condition and repair, reasonable wear and tear excepted, and are satisfactory for the requirements of Seller's business.

     6.10 Client Agreements.

      (a) Schedule 1.1.B sets forth a true and complete list of all material client agreements and arrangements to which Seller is party (the "Client Agreements"). Seller has furnished Buyer with a true copy of each Client Agreement or a written description of any Client Agreement that has not been reduced to writing. The Client Agreements constitute all of the contracts, agreements, understandings and arrangements pursuant to which Seller provides any temporary, permanent, leased or payrolled employee services for or with respect to the clients who are parties to such agreements. Except as set forth in Schedule 6.10, (i) each Client Agreement was entered into in the ordinary course of Seller's business, (ii) is in full force and effect on the date of this Agreement and is valid, binding and enforceable in accordance with its terms, (iii) Seller is not in material breach or default under any of the Client Agreements and has not received any notice or claim of any such breach or default from any party, (iv) the relationship of Seller with the clients that are parties to the Client Agreements is good and there has been no expression of any intention to terminate or materially modify any of such relationships, (v) neither Seller nor any of the Stockholders has any knowledge of any material breach or default under any of the Client Agreements by any other party thereto,
(vi) no event or action has occurred, is pending or, to Seller's best knowledge, is threatened, which, after the giving of notice, passage of time or otherwise, could constitute or result in any such material breach or default by Seller or any other party under any of the Client Agreements and (vii) no material amount claimed to be payable to Seller under any of the Client Agreements is being disputed by any client.

      (b) Except as set forth in Schedule 6.10.A, for its services under each Client Agreement, Seller receives the compensation provided under such Client Agreement, without discount, offset or concessions of any kind, and Seller has not proposed or agreed to offer or accept any discount, offset or concession. Set forth in Schedule 6.10.B is an aging schedule for all of Seller's accounts receivable and accounts payable as of August 31, 1997, which list is accurate in all material respects.

      (c) All of the accounts receivable reflected on the books and records of Seller and on Schedule 6.10.B are the result of bona fide transactions in the ordinary course of business of Seller and are fully collectible by Seller, subject to no defenses, counterclaims, set-offs or recoupments, except to the extent appropriately reserved for on the books and records of Seller and except as disclosed in Schedule 6.10.A.

     6.11 Financial Statements.

       (a) The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented. Such statements are correct and complete in all material respects, are reconcilable to the books and records of Seller, and present fairly the financial position of Seller as of the dates, and the results of operations, cash flows and changes in financial position of Seller for the periods, indicated, except in the case of interim or unaudited financial statements, for the omission of footnotes and for year-end review adjustments which are not expected to be material.

      (b) Except as set forth in Schedule 6.11, Seller had no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

     6.12 Other Agreements.

      (a) Schedule 1.1.C sets forth a true and complete list of the equipment leases and other agreements, contracts and instruments included in the Acquired Assets other than the Client Agreements (the "Other Agreements"). Together with the Client Agreements, the Other Agreements constitute all of the material contracts, agreements, understandings and arrangements required for the operation of Seller's business, as currently conducted by Seller, or which have a material effect thereon.

      (b) Except as set forth in Schedule 6.12, (i) each Other Agreement was entered into in the ordinary course of Seller's business, is in full force and effect on the date of this Agreement and is valid, binding and enforceable in accordance with its terms, (ii) Seller is not in material breach or default under any of the Other Agreements and has not received any written notice or claim of any such breach or default from any party, (iii) Seller and each of the Stockholders have no knowledge of any material breach or default under any of the Other Agreements by any party thereto and (iv) no event or action has occurred, is pending or, to Seller's best knowledge, is threatened, which, after the giving of notice, passage of time or otherwise, could constitute or result in any such material breach or default by Seller or any other party under any of the Other Agreements.

      6.13 Intellectual Property. Schedule 1.1.D sets forth a true and complete list of all trademarks, service marks, domain name, trade names and copyrights, and United States or foreign registrations and applications for registration of any of them, and any other intellectual property rights, used by Seller in its business, all of which intellectual property is included in the Acquired Assets. Seller owns or has legal right to use, pursuant to one or more of the Other Agreements, all such intellectual property without infringing on the rights or intellectual property of any third party. No royalties or fees are payable by Seller to any party by reason of the use by Seller of any of such intellectual property. To Seller's best knowledge, Seller has not received any claims that it or its products or services have infringed the rights of others, and Seller and the Stockholders
are   not  aware  of  any  infringement  by  others  of  Seller's intellectual property.

      6.14 Taxes. Except as set forth in Schedule 6.14, Seller has filed all federal, state, local and foreign 3returns and reports which were required to be filed prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, value-added, sales, use or other taxes, imposts, duties or assessments (together with any related penalties, fines or interest, "Taxes"). Each such return and report is complete and accurate in all material respects, and Seller has paid, or established adequate reserves for payment of, all Taxes (and any related penalties, fines and interest) shown to be due on such returns or reports and any assessments received with respect thereto. Except as set forth in Schedule 6.14, Seller has received no notice of any claims pending or threatened for taxes against it for periods prior to the date hereof, in excess of such reserves.

      6.15  Permits;  Compliance  with  Law.   Seller  holds  all
permits, certificates, licenses, approvals and other authorizations of governmental authorities as are materially necessary to the conduct of its business. Seller is in material compliance with the terms of each thereof and has not received any notice or claim pertaining to the failure to obtain, or the breach or violation of the terms of, any such authorization. Neither Seller nor any of the Stockholders has received any notice of any proceeding or investigation likely to result in the suspension or revocation of any such authorization. Seller is conducting its business and affairs in material compliance with all applicable federal, state and local laws, ordinances, rules, regulations and court or administrative orders and decrees.

      6.16 Litigation. Except as set forth in Schedule 6.16, there are no claims, actions, suits, proceedings, investigations or criminal proceedings, at law or in equity, before any court, tribunal, governmental authority or other forum (collectively, "Proceedings") pending or, to Seller's best knowledge, threatened, against Seller which, if adversely determined, would, singly or in the aggregate, have a material adverse effect on Seller's Business or the Acquired Assets or the ability of Seller or any of the Stockholders to perform their obligations under this Agreement or which would challenge the validity or propriety of the transactions contemplated in this Agreement. Schedule
6.16 contains a list of all Proceedings to which Seller is a party or to which it or any of the Acquired Assets are subject. There is no material outstanding and unsatisfied judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or governmental authority against or materially affecting Seller or any material portion of the Acquired Assets.

     6.17 Ordinary Course; No Material Adverse Effect. Except as set forth in Schedule 6.17 and for the transactions contemplated in this Agreement, since December 31, 1996, Seller has conducted its business and maintained its assets substantially in the same manner as previously conducted or maintained and solely in the ordinary course and, since such date, there has not been any event that has or would, with or without the giving of notice or the passage of time, result in a material adverse effect on Seller or its business.

     6.18 Employee Benefits and Relations.

      (a) Except as set forth in Schedule 6.18, Seller does not maintain or sponsor, or contribute or have any obligation or liability to, any "employee pension benefit plan", "employee welfare benefit plan" or "multi-employer plan" (as such terms are defined in Sections 3(2), 3(1) and 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Set forth in Schedule 6.20 is a list of all bonus, pension, profit-sharing, deferred compensation, stock ownership, stock bonus, stock option, phantom stock, retirement, vacation, disability, death benefit, unemployment, hospitalization, medical, dental, severance, or other plan, agreement, arrangement or understanding providing benefits to any current or former employee, officer, member or director of Seller or to which Seller has any liability or obligation (all such plans, agreements, arrangements and understandings are referred to as "Benefit Plans"). Seller and the Stockholders have delivered to Buyer and Headway true, complete and correct copies of (i) each Benefit Plan and all amendments thereto (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) annual reports on Form 5500 for the past three years (together with accompanying financial statements) filed with the Internal Revenue Service or Department of Labor, as applicable, with respect to each Benefit Plan (if any such report was required),
(iii) all summary plan descriptions for each Benefit Plan for which such summary plan description is required or otherwise available and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. No Benefit Plan provides for post-retirement medical or life insurance benefits unless the event giving rise to the benefit entitlement occurs prior to the employee's retirement (except as required by Title I, Part 6 of ERISA).

      (b) Any accrued obligations of Seller under all Benefit Plans that are required to be reflected on the balance sheet of Seller in accordance with generally accepted accounting principles are reflected thereon as of the dates indicated thereon and on the books and records of Seller for all periods thereafter. Seller and the Stockholders have provided Buyer with copies of all such balance sheets, books and records.

     (c) Except as set forth in Schedule 6.18, each Benefit Plan and any related trust complies currently, and has complied at all times in the past, both as to form and operation, in all material respects with the terms of such Benefit Plan and with the applicable provisions of ERISA, the Code and other applicable laws. All necessary government approvals for each Benefit Plan have been obtained on a timely basis.
      (d) Except as set forth in Schedule 6.18, Seller has no liability (contingent or otherwise) with respect to any terminated Benefit Plan. Seller is not a member of, and has no liability with respect to, a controlled group of corporations or a trade or business (whether or not incorporated) under common control which, together with Seller, is or was at any time treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b)(1) of ERISA.

      (e)   Seller  is  not  a party to any union  or  collective
bargaining contract with respect to any of its employees and there has not been, nor has Seller or any Stockholder received written notice threatening, any representational or organizational activity, strike, slowdown, picketing or work stoppage by any union or other group of employees against Seller.

      (f) Schedule 6.18 sets forth (i) the name of each director, officer, employee and sales representative of Seller (other than temporary or payrolled personnel), together with the annual compensation rate for each such person and (ii) each oral or written contract, commitment or understanding between Seller and any current or former director, officer, sales person, employee, agent or stockholder of Seller or any associate or relative of such persons (other than temporary or payrolled personnel).

      6.19 Insurance. A list of all of insurance policies of Seller, indicating carriers, coverage and applicable limits of liability, is set forth in Schedule 6.19. All such policies of insurance are in full force and effect on the date hereof, and shall remain in full force and effect through the Closing Date in accordance with their terms. Neither Seller nor any of Stockholders has received notice of termination of any such policies.

      6.20 Miscellaneous. All representations and warranties of Seller and each of the Stockholders set forth in this Agreement and all information set forth in the Schedules are true and complete in all material respects and no such representation, warranty or information contains any untrue statement of a material fact or, to the knowledge of Seller and each of the Stockholders, omits to state any material fact necessary in order to make such representation, warranty or information, in light of the circumstances under which it is made, not false or misleading. Any disclosure made pursuant to any of the representations and warranties in this Section 6 shall be deemed to have been made for purposes of any other such representations and warranties.

      7.    Representations and Warranties of Buyer and  Headway.
Buyer and Headway, jointly and severally, represent and warrant to Seller and each of the Stockholders as follows:

      7.1 Due Organization and Qualification. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. Headway is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Headway has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted or proposed to be conducted. Each of Buyer and Headway is qualified to do business and is in good standing as a foreign corporation in which the nature of the activities conducted by it or the character of the properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business.

       7.2 Authority; Due Authorization. Headway has all requisite power and authority to execute and deliver this Agreement, the Guarantee, the Employment Agreement and the Non-Competition Agreement and to consummate the transactions contemplated hereby and thereby. Headway has taken all corporate action necessary for the execution and delivery by it of this Agreement, the Guarantee, the Employment Agreement and the Non-Competition Employment Agreement and for the consummation of the transactions contemplated hereby and thereby. Buyer has all requisite power and authority to execute and deliver this Agreement, the Employment Agreement and the Non-Competition Agreement and to consummate the transactions contemplated hereby and thereby. Buyer has taken all corporate action necessary for the execution and delivery by it of this Agreement, the Employment Agreement and the Non-Competition Employment Agreement and for the consummation of the transactions contemplated hereby and thereby.

      7.3 Valid Obligation. Assuming the due execution and delivery by the parties thereto other than Buyer and Headway, this Agreement, the Employment Agreement and the Non-Competition Agreement, when executed and delivered by each of Buyer and Headway, and the Guarantee, when executed and delivered by Headway, shall constitute its valid and binding obligations, in each case enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

      7.4 No Conflicts or Defaults. The execution and delivery of this Agreement, the Employment Agreement and the Non-Competition Agreement by each of Buyer and Headway, and the Guarantee by Headway, and the consummation of the transactions contemplated hereby and thereby, do not and shall not (a) contravene the Certificate of Incorporation or the By-Laws of Buyer or Headway or (b) with or without the giving of notice or the passage of time, materially violate or conflict with, or result in a material breach of, or a material default or loss of rights under, any agreement, lease, mortgage, instrument, permit or license to which Buyer or Headway is a party or by which Buyer or Headway are bound, other than the Credit Agreement, or any judgment, order, decree, law, rule or regulation to which Buyer or Headway are subject.

     7.5 Copies of Charter Documents. Copies of the Certificate of Incorporation and By-Laws of each of Buyer and Headway, in each case as amended to the date hereof, have been delivered to Seller and the Stockholders and are true and complete copies of such documents as in effect on the date of this Agreement.

      7.6 Authorizations. No authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, regulatory entity or official body, and no consent of any other party, is required in connection with the execution, delivery and performance of this Agreement, the Employment Agreement or the Non-Competition Agreement by Buyer and Headway, and the Guarantee by Headway, except for the consent or waiver of ING under the Credit Agreement.

      7.7 Litigation. There are no Proceedings, pending or threatened, against Buyer or Headway which, if adversely determined, would, singly or in the aggregate, have a material adverse effect on the ability of Buyer or Headway to perform its obligations under this Agreement or which would challenge the validity or propriety of the transactions contemplated in this Agreement. There is no material outstanding and unsatisfied judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or governmental authority against or materially affecting Buyer or Headway or any material portion of their respective assets.

      7.8 Miscellaneous. All representations and warranties of Buyer and Headway set forth in this Agreement were, as of the date on which they were made or given, true and complete in all material respects and no such representation, warranty or information contains or contained any untrue statement of a material fact or, to the knowledge of Buyer and Headway, omits or omitted to state any material fact necessary in order to make such representation or warranty, in light of the circumstances under which it is or was made, not false or misleading. Any disclosure made pursuant to any of the representations in this
Section 7 shall be deemed to have been made for purposes of any other such representations.

      8. Survival of Representations and Warranties. All representations and warranties made by any party in this Agreement or in any document or certificate delivered pursuant to this Agreement shall survive the Closing for a period of two years (except that the representations and warranties set forth in Sections 6.14 and 6.18 relating to Taxes and Benefit Plans shall survive for a period equal to the statute of limitations applicable to any claims and liabilities which may result from a breach thereof) and shall be unaffected by any investigation made by or on behalf of any party or by any notice of breach of, or failure to perform under, this Agreement which is not effectively waived pursuant to Section 5, subject, however, to the limitations on indemnification set forth in Section 12.5.

     9.   Post-Closing Matters.

      9.1 Cessation of Use of Name. As promptly as practicable after the Closing Date, and in any event not later than fifteen days thereafter, Seller (a) shall cease the use of its name in any material manner or any other name that contains "QOS", "Quality OutSourcing", or any words including or formed from such words and (b) shall file a Certificate of Amendment to its Certificate of Incorporation to effect a change of its respective corporate name to a name consistent with the intent of this
Section 9.1.

      9.2 Operation of Seller's Business During Earnout Periods. For each Earnout Period, Buyer shall prepare and submit to the Board of Directors of HCSSI (the "HCSSI Board") annual operating and capital expenditure budgets with respect to Seller's Business, as well as interim budget reports, at such times as the HCSSI Board of Directors reasonably establishes, which budgets shall be approved in the reasonable discretion of the HCSSI Board. Such budgets shall be promptly delivered to Seller and the Stockholders. After a budget is approved by the HCSSI Board, Buyer's management shall be authorized to act and to operate Seller's Business in accordance with such budget. Headway and HCSSI shall at all times have access to the books and records of Buyer pertaining to Seller's Business and to such other information pertaining to such business as they request from time to time and shall have the right at any time to audit the books of Buyer pertaining to Seller's Business. Seller and the Stockholders acknowledge that Buyer shall, in connection with the operation of Seller's Business, be required to implement the accounting and operating systems and procedures of the Headway group of companies. To the extent that Seller's Business is not meeting the annual operating or capital expenditure budgets then in effect, or its accounts receivable collection experience is materially less favorable than that of other HCSSI subsidiaries, the HCSSI Board shall have the right to require Buyer to make such changes in the operations and personnel of Seller's Business as the HCSSI Board deems reasonably necessary.

     9.3 Seller's Employees. Buyer shall, after conferring with the Stockholders in such regard, inform Seller reasonably prior to the Closing Date as to whether it wishes to employ any of Seller's employees, and if it wishes to do so, the names of such employees and the positions and compensation Buyer proposes to offer them. Seller shall permit Buyer to offer employment to such employees on the terms proposed by Buyer prior to the Closing Date. Immediately prior to the Closing Date, Seller shall inform any of Seller's employees to whom Buyer does not offer employment, or who do not accept Buyer's offer of employment if made, that they shall be relieved of their duties with respect to the business of Seller being acquired by Buyer hereunder, effective on the Closing Date. All liabilities and obligations associated with the termination of employment by Seller of any of Seller's employees to whom Buyer does not offer employment or who do not accept Buyer's offer of employment under contract or applicable law or otherwise shall be the sole responsibility of Seller.

      9.4 Conduct of Seller Post-Closing. To facilitate the transition of Seller's business from Seller to Buyer, Seller agrees, at its expense, for a period of 90 days from the Closing Date, (i) to maintain Seller's office lease for the premises located at 6 Arrow Road, Suite 203, Ramsey, New Jersey, (ii) to keep such office open and staffed during normal business hours and (iii) to make Finn available to Buyer and Headway at such office during normal business hours.

      9.5 Financial Statements. On or prior to two weeks from the Closing Date, Seller shall, at Buyer's expense, deliver to Buyer audited financial statements for the fiscal year ended December 31, 1995. On or prior to the date thirty days from the Closing Date, Seller shall, at its expense, deliver to Buyer (i) the unaudited balance sheet, income statement and statement of cash flow for Seller as of and for the nine-month period ended September 30, 1997 and (ii) the three-month period ended
September 30, 1997, in each case prepared in accordance with generally accepted accounting principles (except footnotes shall not be included) and broken out between the business of Seller acquired pursuant to this Agreement and all other businesses of Seller.

      9.6 Audit of Buyer's Books and Records. Seller and the Stockholders shall have the right, no more than two times during the period commencing on the first Earnout Payment Date and ending on March 31, 2000, to have the books and records of Buyer audited by an independent public accountant or authorized representative chosen by Seller and the Stockholders. Any such audit shall be conducted during Buyer's normal business hours, shall be conducted in such a manner so as not to unduly interfere with Buyer's business operations and shall be at the sole expense of Seller and the Stockholders.

      9.7 Financial and Management Reports to be Provided to Seller and the Stockholders. Commencing October 31, 1997 and ending on December 31, 1999, Buyer shall provide Seller and the Stockholders with monthly and year-to-date income statements with respect to Seller's Business along with any other monthly or quarterly financial statements or management reports prepared by Buyer or Headway with respect thereto. From the Closing Date until March 31, 2000, the Stockholders shall have the right, during normal business hours but no more than once per calendar quarter, to meet with representatives of Buyer and Headway to discuss the operation and performance of Seller's Business.

      9.8 Insurance Matters. The parties shall cooperate to preserve the existing insurance coverage of Seller with respect to the Acquired Assets through the Closing and to effect an appropriate transition to Buyer's insurance, if requested, at the time of Closing.

     9.9  Further Assurances.

      (a) Whenever reasonably requested to do so by Buyer, on or after the Closing Date, Seller and each of the Stockholders shall do, execute, acknowledge and deliver all such acts, bills of sale, assignments, confirmations, consents and any and all such further instruments and documents, in form reasonably satisfactory to Buyer, as shall be reasonably necessary or advisable to carry out the intent of this Agreement and to vest in Buyer all of the right, title and interest of Seller in and to the Acquired Assets.

     (b) Whenever reasonably requested to do so by Seller or the Stockholders, on or after the Closing Date, Buyer and Headway shall do, execute, acknowledge and deliver all such acts, assignments, confirmations, consents and any and all such further instruments and documents, in form reasonably satisfactory to Seller and the Stockholders, as shall be reasonably necessary or advisable to carry out the intent of this Agreement .

      9.10 Authorization to Buyer. Without limiting in any respect the right, title and interest in and to the Acquired Assets to be acquired by Buyer hereunder, Seller irrevocably authorizes, effective upon the Closing, Buyer and its successors and assigns, to demand and receive, from time to time, any and all of the Acquired Assets, to give receipts and releases for or in respect of the same, to collect, assert or enforce any claim, right or title of any kind therein or thereto and, for such purpose, from time to time, to institute and prosecute in the name of Seller (but only if Seller consents to such use of its name), or otherwise, any and all proceedings at law, in equity or otherwise, which Buyer shall deem expedient or desirable.

      9.11 Correspondence. Seller authorizes Buyer, on and after the Closing Date, to receive and open mail addressed to Seller and to deal with the contents thereof in a responsible manner, provided that such mail relates to the Acquired Assets or to the business of Seller to be carried on by Buyer. Buyer shall promptly deliver to Seller all other mail addressed to Seller which is received by Buyer. Seller shall have the right, on its request and its expense, to inspect any such mail addressed to it and retained by Buyer and to make copies thereof.

     10.  Non-Competition.

      10.1 General. Each of Seller and the Stockholders agrees, for a period of three years after the Closing Date (the "Term"), that it shall not, in the State of New Jersey or in any other area in which Headway or Buyer conducts the business of the placement or provision of temporary, permanent, leased or payrolled personnel (including self-incorporated personnel) during the Term (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of each of Seller and the Stockholders), directly or indirectly:

      (a) engage, for or on behalf of itself or any person or entity other than Buyer or Headway, in the business of the placement or provision of temporary, permanent, leased or payrolled personnel (including self-incorporated personnel);

      (b) solicit or attempt to solicit business for services offered by Seller, Buyer or Headway from any parties who (i) are clients of Seller on the Closing Date or at any time during the 12 months prior to the Closing Date or to whom Seller has made or makes proposals for services during the 12 months preceding the Closing Date or (ii) are clients of Buyer or Headway during the Term or to whom Buyer or Headway makes proposals for services during the Term;

      (c) otherwise divert or attempt to divert from Buyer or Headway any business involving the placement or provision of temporary, permanent, leased or payrolled personnel (including self-incorporated personnel) of the type now or during the Term conducted by Seller, Buyer or Headway;

     (d) solicit or attempt to solicit for any business endeavor any employee of Buyer or Headway, including any employee of Seller who is employed by Buyer after the Closing Date; or

      (e) render any services as a joint venturer, partner, consultant or otherwise to, or have any interest as a stockholder, partner, member, lender or otherwise in, any person or entity which is engaged in activities which, if performed by Seller, would violate this Section .

The foregoing shall not prevent Seller or any of the Stockholders from purchasing or owning (i) up to 5% of the voting securities of any corporation, the securities of which are publicly-traded, or (ii) any interest in any entity which is not also engaged in the business of the placement or provision of temporary, permanent, leased or payrolled personnel (including self-incorporated personnel). References to Headway and Buyer in this
Section 10 shall also be deemed to refer to their respective divisions and subsidiaries.

     10.2 Injunctive Relief. Because Buyer and Headway would not have an adequate remedy at law to protect their businesses from any breach of the provisions of Section 10.1, Buyer and Headway shall be entitled, in the event of such a breach or threatened breach thereof by Seller or any of the Stockholders, to injunctive relief, in addition to such other remedies and relief that would be available to Buyer. In the event of such a breach, in addition to any other remedies, Buyer and Headway shall be entitled to receive from Seller and the Stockholders, jointly and severally, payment of, or reimbursement for, their reasonable attorneys' fees and disbursements incurred in successfully enforcing any such provision. The provisions of this Section 10 shall survive the Closing Date.

     11. Bulk Sales. Buyer waives compliance by Seller with the provisions of any applicable bulk sales law. Seller shall promptly pay or otherwise discharge all valid claims of its creditors (as defined by the applicable bulk sales law), as and when they become due and payable (in accordance with Seller's customary and commercially reasonable practices), and Seller and each Stockholder, jointly and severally (subject to Section 12.5(b)), shall indemnify and hold harmless Buyer and Headway from any and all liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Buyer and arising from the failure of Seller to satisfy the claims of such creditors.

     12.  Indemnification.

     12.1 Obligations of Seller and the Stockholders. Subject to the limitations set forth in this Section 12, Seller and each Stockholder, jointly and severally (subject to Section 12.5(b)), shall indemnify, defend and hold harmless Buyer and Headway and their respective officers, directors, employees, agents, shareholders, successors and assigns from and against any Damages (as defined in Section 12.3) in connection with:

     (a) any breach of any representation, warranty or agreement of either Seller or the Stockholders contained in this Agreement or in any certificate, instrument or other agreement delivered by either of them in connection with this Agreement;

     (b) all Unassumed Liabilities and the operation of Seller's business at any time prior to the Closing Date;

      (c) the termination of the employment of any of Seller's employees, as contemplated in Section 10.3; and

      (d) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (a),
(b) or (c) of this Section 12.1;

provided, however, that, except in connection with liabilities under clauses (c) or (d) above, the breach of the representations and warranties set forth in Sections 6.14 and 6.18 relating to Taxes and Benefit Plans or the breach of the provisions set forth in Section 10 relating to non-competition (as to which the limitations of these provisos shall not apply), no payment hereunder shall be required to be made by Seller or the Stockholders unless and until the aggregate amount of any such losses, damages, liabilities, costs and expenses exceeds $45,000 (and then only in excess of such amount) and Seller and the Stockholders shall not be required to make payments hereunder in excess of the Purchase Price.

      12.2 Obligations of Buyer and Headway. Subject to the limitations set forth in this Section 12, Buyer and Headway, jointly and severally, shall indemnify, defend and hold harmless Seller and each of the Stockholders and their respective heirs, executors, officers, directors, employees, agents, shareholders, successors and assigns, as applicable, from and against any Damages in connection with:

      (a) any breach of any representation, warranty or covenant of either Buyer or Headway (and their respective successors and assigns) contained in this Agreement or in any certificate, instrument or other agreement delivered by either of them in connection with this Agreement;

      (b) all Assumed Liabilities and the operation by Buyer of the business of Seller being acquired by Buyer hereunder at any time on or after the Closing Date; and

      (c) any claim, action, suit or proceeding asserted or instituted on the basis of any matter described in clauses (a) or
(b) of this Section 12.2;

provided, however, that, except in connection with clause (b) above, no payment hereunder shall be required to be made by Buyer or Headway unless and until the aggregate amount of any such losses, damages, liabilities, costs and expenses exceeds $45,000 (and then only in excess of such amount) and Buyer and Headway shall not be required to make payments hereunder in excess of the Purchase Price.

      12.3 Damages. For purposes of this Section 12, "Damages" means any loss, liability, damage or expense suffered or incurred by a party in connection with the matters described in Sections
12.1 or 12.2, as the case may be, including, without limitation, assessments, fines, penalties, judgments, settlements, costs, reasonable attorneys' fees and reasonable disbursements and other reasonable out of pocket expenses of the party incident to any matter as to which the party is entitled to indemnification under such Sections, or incident to any allegations or claims which, if true, would give rise to Damages subject to indemnification hereunder, or incident to the enforcement by the party of its rights and remedies under this Section 12.

       12.4 Proceedings. Any party seeking indemnification pursuant to this Section 12 (the "Indemnified Party") shall give the party from which indemnification is sought (the "Indemnifying Party") prompt notice of any claim, allegation, action, suit or proceeding which it believes might give rise to indemnification under this Section 12, stating the nature and extent of any such claim, allegation, suit or proceeding with reasonable specificity, and the amount thereof, if known. Any failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party is actually prejudiced as a result of such failure. Buyer acknowledges that the failure to give, during the Earnout Periods, prompt notice to Seller and the Stockholders of any claim, allegation, suit or proceeding which it believes might give rise to indemnification under this Section 12 coming to Buyer's attention during the Earnout Periods shall be deemed to be prejudicial to Seller and the Stockholders. The Indemnifying Party shall have the right to participate in, and, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, to control, the defense of any such claim, allegation, action, suit or proceeding, at the
Indemnifying Party's expense, and with counsel of its own choosing reasonably acceptable to the Indemnified Party; provided, however, that if Buyer and Headway are the Indemnified Parties, they shall have the right to withhold such consent and to retain control of such defense in the case of any claim, action, suit or proceeding with respect to which an adverse outcome could have a material adverse effect on Buyer or Headway, with the expense of any counsel retained by Buyer and Headway in any such instance to be at Buyer's and Headway's expense. No settlement or compromise of any such claim, action, suit or proceeding shall be made without the prior consent of the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld or delayed by either of them.

     12.5 Additional Limitations on Indemnification.

      (a)  No right to indemnification may be asserted under this
Section 12 after the second anniversary of the Closing Date, except any such rights to indemnification arising in connection with (a) any matter referred to in Sections 6.14 or 6.18, none of which shall be subject to any time limitation other than any statutes of limitation applicable to such matters, (b) any matter covered by Section 10 or (c) any claim as to which the notice required by Section 12.4 has been given on or prior to the second anniversary of the Closing Date. The provisions of this Section 12 shall control over any general indemnification provisions set forth elsewhere in this Agreement.

      (b) The maximum obligation of each Stockholder shall be limited to 33 1/3% of the amount of each claim for indemnification by Buyer and Headway pursuant to this Section 12, which percentage represents each Stockholder's ownership interest in the issued and outstanding capital stock of Seller.

      (c)   An Indemnifying Party shall not be liable under  this
Section 12 for Damages resulting from any event relating to a breach of any representation or warranty contained in this Agreement if such Indemnifying Party can establish that the Indemnified Party had actual knowledge on or before the Closing Date of such event.

      (d) The amount of Damages to which an Indemnified Party shall be entitled with respect to a claim for indemnification under this Section 13 shall be reduced by the amount of insurance proceeds, if any, received by the Indemnified Party with respect to such claim. The rights and remedies of the insurance carrier, including any subrogation rights, making any such payment shall not be affected by this Section 12.5(d).

      12.6 Offset. It is agreed that, without limiting any other rights of Buyer and Headway, they shall have the right to set off against and deduct from any amounts payable pursuant to the provisions of Section 1.3 the amount of any Damages for which they are entitled to indemnification under this Section 12. In order to set off any such indemnity claim against any amount payable to Seller pursuant to Sections 1.3(a)(ii), 1.3(a) (iii) and 1.3(b), Buyer must, in each instance, at least 10 days prior to the date of any such payment, provide a certificate to Seller and the Stockholders setting forth the claim. If, by any such payment date, Seller and the Stockholders do not agree to such claim in writing or the parties cannot otherwise mutually agree in writing as to the amount of such claim, Buyer agrees (i) to deposit into escrow, in an interest bearing account, the amount of such claim, with Christy & Viener as escrow agent, under a form of escrow agreement to be mutually agreed by the parties or, if such agreement cannot be reached, then with a nationally recognized financial institution located in New York City mutually agreeable to both parties, with the costs of any such escrow arrangement to be borne equally by the parties, and (ii) to utilize the arbitration procedures set forth in Section 14 to resolve such claim.

     13.  Arbitration.

      13.1 General. Any controversy or claim arising out of or relating to this Agreement shall be finally resolved by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association; provided, however, that this
Section 13.1 shall not in any way affect the right of Buyer and Headway to seek injunctive relief or any other remedies pursuant to Section 10.2. Any such arbitration shall take place in New York, New York, before three arbitrators, one of which shall be appointed by Buyer or Headway, one by Seller and the Stockholders, and the third by the arbitrators so appointed; provided, however, that the parties may by mutual agreement designate a single arbitrator. The parties further agree that
(i) the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing party in such proceedings and (ii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of New York, exclusive of conflict of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties.

      13.2 Consent to Jurisdiction; Service of Process. Each party irrevocably submits to the jurisdiction and venue of the arbitration described in Section 13.1 and to the jurisdiction and venue of the federal and state courts sitting in New York County, New York, for the enforcement of any judgment on the arbitrators' award, and waives any objection it may have with respect to the jurisdiction of such arbitrations or courts or the inconvenience of such forums or venues. Buyer and Headway appoint Messrs. Christy & Viener, 620 Fifth Avenue, New York, New York 10020,
Attention: Laurence S. Markowitz, Esq., and Seller and the Stockholders appoint Messrs. McBreen, McBreen & Kopko, 110 Summit Avenue, Montvale, New Jersey 07645, Attention: Robert S. Moran, Jr., Esq., as their respective attorneys-in-fact and authorized agents solely to receive on their behalf, service of any demands for, or any notice with respect to, arbitration hereunder or any service of process. Service on either of such attorneys-in-fact may be made by registered or certified mail or by personal delivery, in any case return receipt requested, and shall be effective as service on Buyer and Headway or Seller and the Stockholders, as the case may be. Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.
     14.  Miscellaneous.

       14.1 Entire Agreement; Amendments; No Waivers. This Agreement, together with the Schedules, sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

      14.2 Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, (b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified mail envelope addressed to, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only on receipt.

If to Buyer or Headway:                 with a copy to:

Headway Corporate Resources, Inc.       Christy & Viener
850 Third Avenue                        620 Fifth Avenue
New York, New York 10022                New York, New York 10020
Attention: Barry S. Roseman, President  Attention:  Laurence S. Markowitz, Esq.
Fax No.:  (212) 508-3540                Fax No.:  (212) 632-5555

If to Seller or the Stockholders:

Mr. George J. Burt                      Mr. Peter Notaro
386 Annette Court                       7 Candlelight Drive
Wyckoff, New Jersey  07481              Montvale, New Jersey  07645

Richard E. Gaudy
51 Bluebird Drive                       with a copy to:
Congers, New York  10920
                                        McBreen, McBreen & Kopko
                                        110 Summit Avenue
                                        Montvale, New Jersey  07645
                                        Attention:  Robert S.  Moran, Jr., Esq.
                                        Fax No.:  (201) 573-0574

      14.3 Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective heirs, successors and permitted assigns (whether by merger, consolidation, acquisition or otherwise), and nothing herein is intended to confer any right, remedy or benefit upon any other person. No party may assign its rights or delegate its obligations under this Agreement without the express written consent of all of the other parties; provided, however, that (i) Seller may assign, in whole or in part, its right to receive payments under Section 1.3(b), provided that any such assignee, as a condition to such assignment, shall agree to be subject to the terms and conditions of this Agreement and (ii) Buyer may assign its rights or delegate its obligations hereunder, either before or after the Closing, to any other wholly-owned subsidiary of Headway.

      14.4 Expenses. Each of the parties shall bear and pay, without any right of reimbursement from any other party, all costs, expenses and fees incurred by it or on its or his behalf incident to the preparation, execution and delivery of this Agreement and the performance of such party's obligations hereunder, whether or not the transactions contemplated in this Agreement are consummated, including, without limitation, the fees and disbursements of attorneys, accountants and consultants employed by such party, and shall indemnify and hold harmless the other parties from and against all such fees, costs and expenses.

     14.5 Forecasts. Buyer acknowledges that it did not receive, and is not relying upon, any financial projections or forecasts from Seller, the Stockholders or their representatives in connection with the consummation of the transactions contemplated by this Agreement.

      14.6 Brokers and Finders. Each party represents to the others that no agent, broker, investment banker, financial advisor or other person or entity is or shall be entitled to any broker's or finder's fee or other commission or similar fee in connection with the transactions contemplated by this Agreement, except for Elite Investment Group, L.L.C., a broker retained by Seller and the Stockholders, the fees and expenses of which shall be borne entirely by them. Each party shall indemnify and hold harmless the others from and against any claim, liability or obligation with respect to any fees, commissions or expenses asserted by any person or entity on the basis of any act or statement alleged to have been committed or made by such indemnifying party or any of its affiliates.

      14.7 Public Announcements. No oral or written public announcement or disclosure with respect to this Agreement and the transactions contemplated herein prior to the Closing Date shall be made by or on behalf of any party without the prior approval of the other parties, except to the extent required by applicable securities laws or the rules and regulations of any stock exchange, by court order or as otherwise required by law.

     14.8 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

      14.9 Severability and Savings Clause. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability. In this regard, the parties agree that the provisions of Section 10, including, without limitation, the scope of the territorial and time restrictions, are reasonable and necessary to protect and preserve Buyer's legitimate interests. If the provisions of Section 10 are held by a court of competent jurisdiction to be in any respect unreasonable, then such court may reduce the territory or time to which it pertains or otherwise modify such provisions to the extent necessary to render such provisions reasonable and enforceable.

      14.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.11 Construction. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections and Schedules are to the sections and schedules of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.
           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

HEADWAY CORPORATE RESOURCES, INC.       IRENE COHEN TEMPS, INC.

(Signature)                             (Signature)

QUALITY OUTSOURCING, INC.

(Signature)
                                        GEORGE J. BURT (Signature)

PETER F. NOTARO  (Signature)            RICHARD E. GAUDY
(Signature)